Filed pursuant to Rule 424(b)(3)

Registration No. 333-190067

Prospectus Supplement No. 1 dated June 4, 2014

PROSPECTUS

Arkadia International

549,900 Shares of Common Stock

Our selling shareholders are offering up to 549,900 shares of common stock at a fixed price of $0.25 per share until our shares are quoted on the Over the Counter Bulletin Board (“OTC Bulletin Board”), if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. Each of the selling shareholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board. There is no assurance that the selling shareholders will sell their shares or that a market for our shares will ever develop, even if our shares are quoted on the OTC Bulletin Board.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.25 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 4, 2014.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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TABLE OF CONTENTS

PART 1-INFORMATION REQUIRED IN PROSPECTUS
PROSPECTUS SUMMARY	4
RISK FACTORS	6
NOTE REGARDING FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
EQUITY ISSUANCES AND PRICING	13
SELLING SECURITY HOLDERS	13
PLAN OF DISTRIBUTION	15
LEGAL PROCEEDINGS	15
DESCRIPTION OF SECURITIES	16
DESCRIPTION OF BUSINESS
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
DESCRIPTION OF PROPERTY	26
INTEREST OF NAMED EXPERTS AND COUNSEL	27
DISCLOSURE OF COMMISSION POSITION ON 490 FOR SECURITIES LIABILITIES	27
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
EXECUTIVE COMPENSATION	31
INDEX TO THE FINANCIAL STATEMENTS	34
FINANCIAL STATEMENTS	F1-F14
PART II- INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF OFFICERS AND DIRECTORS	II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	II-1
RECENT SALES OF UNREGISTERED SECURITIES	II-2-II-3
EXHIBITS	II-4
UNDERTAKINGS	II-4
SIGNATURES	II-5

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PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should read the entire Prospectus, including “Risk Factors” beginning on page 6, and the financial information beginning on page F-1, before making an investment decision.

Arkadia International is referred to herein as “Arkadia International”, “we”, “us” or “our”.

Corporate Information

We were incorporated in the state of Nevada on February 21, 2013. Our address is 5348 Vegas Drive, # 1107, Las Vegas, Nevada 89108, and our telephone number is 619-507-5806.

Our Business

We are a development stage company formed in the state of Nevada on February 21, 2013. Our business consists in the acquisition and sale of cars and also auto industry equipment in the US for export to overseas countries.

As noted in more detail in our Business Section beginning at page 16, we have developed our business plan, as follows:

  Search for potential buyers in and out of the US;
  Communications with auto dealers and private sellers;
  Selecting and securing our domain address and planning to expand the content of our website, www.arkadiainternational.com;
  Search and locating potential auto dealer sell companies in other countries to increase sales;
  Development of the Company’s office and warehouse location; and
  Capital to purchase the initial inventories of the business.

Our operations are primarily directed by our President and Chief Executive Officer Vladimir Shekhtman, who devotes his full time to our business, and secondarily by our Chief Financial Officer Galina Shekhtman, who also devotes her full time to our business.

From February 21, 2013 (inception) to March 31, 2014 we raised $27,495 from the sale of our common stock in a private placement. Of the private placement proceeds, we are going to use this funds to cover legal fees, audit fees, transfer agent fees, publishing/Edgarization fees and others associated with this registration statement. The amount raised in our private placement offering $27,495 remained unused as of September 30, 2013 and is reflected in our total cash of $67,601 as of September 30, 2013.

From our inception on February 21, 2013 through March 31, 2014, we had revenues of $528,649 and a net loss of $82,230 for the referenced period. This loss was formed because the Company reflects certain non-cash charges associated with common stock issued and rendered for services to the company’s founders $69,501. Also our income was not sufficient to compensate this loss. Arkadia International is an operating company. During July, August and September we focused our efforts on attracting more customers from Russia. We received $ 169,381 in revenue during this period.

We received a request from one person to find, buy and deliver from US to city of Vladivostok, Russia hockey equipment (including synthetic ice, hockey equipment and gym workout simulators. The purchase price was approximately $62,000. Our expenses for the transaction were $46,000. The transaction was not in the ordinary course of business and we do not expect to sell hockey equipment in the future.

We received the remaining amount from single-purchaser Russian customers that ordered cars from the US.

Future business activities are guided by our 12-month plan of operation, summarized as follows.

Between October and December 2013, at an estimated cost of $20,000, we plan to (i) continue to identify new customers and complete agreements with them, (ii) obtain new customers, (iii) search for new directions in the sale of auto industry product, (iv) develop a network of referrals and agents working on our behalf, (v) develop a print mailer campaign to send to wholesalers and retailers who ship merchandise across the world, and (vi) locate warehouses for temporary use.

Between January and March 2014, at an estimated cost of $20,000, we plan to (i) find and select specialists who will be engaged in the preparation work before ship cargo, (ii) develop an Internet advertising campaign, (iii) develop print advertisements for trade journals, yellow pages, export-import magazines and other print publications, (iv) develop print and internet advertisements targeting certain groups who require cargo services such as college students who ship cargo at the beginning and end of school year terms.

Between April and September 2014, at an estimated cost of $30,000, we plan to (i) make improvements to our website, www.arkadiainternational.com, (ii) develop incentive programs for our customers such as discounts and percentages off future cargo shipments, (iii) attend auto and trade shows to develop customers and sell leads, enhance our brand name recognition, (iv) develop an incentive plan for car dealers offering a higher percentage commission if they provide us with cheap car price, (v) continue to increase the transportation providers who provide services to us so we can assure we obtain the best rates, (vi) pay a third party or Google to obtain a first page presence on Google with key words, (vii) offer our incentive plan as a holiday gift to our customers, (viii) distribute our internet mailer, (ix) run print ads in trade journals, yellow pages, export-import magazines and other publications selected by our Vice-president, (x) continue to evaluate and rate our customers and seek to increase the number of third-party transportation providers, and (xi) evaluate the success of failure of our marketing materials and impact on the demand for our services.

Additional financing is required for us to implement these planned activities. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

We anticipate spending an additional $10,000 on advertising for our business services after this offering. As such, after this offering, our operating costs will increase by approximately $52,000 annually or $4,333 monthly because of our anticipated advertising costs of $10,000 and $42,000 of costs associated with being an SEC reporting company. We require aggregate funds of approximately $70,000 over the next 12 months or $5,833 monthly for operating costs after this offering representing $18,000 for annual office, phone, insurance, representation expenses, internet, webhosting, $10,000 for advertising and $42,000 for our reporting costs as a public company. Our revenues to date are sufficient to pay our pre or post offering costs. Because our anticipated monthly costs are $5,833 to continue our operations and as of September 30, 2013 we had funds available as cash on hand $67,601 we can fund our operations approximately for a 12 month period. We do not have any plans or specific agreements for sources of funding. Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no agreement obligating him to do so. Should we be unable to generate sufficient revenues to pay our monthly operating expenses of $5,833 after this offering and if we are unable to obtain funding we may be forced to limit or discontinue business.

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The Offering

Selling shareholders are offering up to 549,900 shares of our common stock. The selling shareholders will offer their shares at a fixed price of $0.25 per share until our shares are quoted on the Over-the-Counter Bulletin Board (the “ OTC Bulletin Board”) and thereafter at prevailing market prices or privately negotiated prices.

There is no assurance that:

·	our securities will ever become qualified for quotation on the OTC Bulletin Board;
·	that the selling shareholders will sell their shares; or
·	that a market for our shares will develop even if our shares are quoted on the OTC Bulletin Board.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. The absence of a public market for our common stock may make it difficult for you to sell your shares of our common stock.

Our shares will be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 and will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may negatively affect the ability of selling shareholders or other holders to sell their shares in the secondary market and/or reduce the trading activity level of our shares in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities with a corresponding decrease in our securities price, if our securities become quoted on the OTC Bulletin Board. Therefore, our shareholders will, in all likelihood, find it difficult to sell their securities.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this Prospectus, including the financial statements and their explanatory notes beginning on page F-1 before making an investment decision.

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Statement of Operations Data (Audited)

From February 21, 2013 (Inception) to June 30, 2013
Revenue	$211,540
Less Costs of Goods Sold
Autos & Parts	122,738
Shipping	57,038
Total Cost of Goods	179,776
Gross profit	$31,764
Less Operating expenses:
Contract Service	$69,501
General and administrative	1,343
Insurance	4,970
Professional fees	4,000
Total operating expenses	79,814
Net income (loss) from operations before income taxes	(48,050)
Provision for income taxes	-
Net Loss	$(48,050)
Loss per common share	$(0,01)
Shares outstanding	$7,500,000

Balance Sheet Data (Audited)

As of June 30, 2013
Current assets:
Cash and cash equivalents	$59,646
Deposits
Total assets	$59,646
Liabilities and stockholders equity
Current Liabilities:
Net Increase in Current Liabilities	$10,700
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 7,500,000 shares issued and outstanding	96,996
Additional paid in capital
Retained Earnings	(48,050)
Total liabilities and stockholders’ equity	$59,646

Statement of Operations Data (Unaudited)

From February 21, 2013 (Inception) to March 31, 2014
Revenue	$30,118
Less Costs of Goods Sold
Autos & Parts	348,191
Shipping	103,646
Total Cost of Goods	498,541
Gross profit	$30,118
Less Operating expenses:
Contract Service	$69,501
General and administrative	615
Insurance	4,970
Professional fees	36,536
Bank fees	727
Total operating expenses	101,721
Net income (loss) from operations before income taxes	(82,230)
Provision for income taxes	-
Net Loss	$(82,230)
Loss per common share	$(0.00)
Shares outstanding	$7,500,000

Balance Sheet Data (Unaudited)

As of March 31, 2014
Current assets:
Cash and cash equivalents	$14,766
Deposits
Total assets	$14,766
Liabilities and stockholders equity
Current Liabilities:
Net Increase in Current Liabilities	$--
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 7,500,000 shares issued and outstanding	96,996
Additional paid in capital
Deficit accumumlated during development stage	(--)
Retained Earnings
Net income	(82,230)
Total liabilities and stockholders’ equity	$59,646

Use of Proceeds

We will incur all costs associated with this registration and Prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered by the Selling shareholders.

Description of our Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, each with a par value of $.001. We don’t have shares of preferred stock on this moment. We have 7,500,000 shares issued and outstanding of our common stock and no shares of our preferred stock issued and outstanding. For further information regarding our common stock, refer to “Description of Securities” beginning on page 15.

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RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Note Regarding Forward Looking Statements” on page 11 of the Prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our common stock, if quoted, could decline, or you may lose part or all of your investment.

Risks Related to Our Financial Condition and Business Model

We are an early stage export-import company with little or no historical performance for you to base an investment decision upon, and we may never become profitable.

We were recently formed and began our operations only in April 2013. From our February 2013 inception to March 31, 2014, we have had revenues of only $528,659. Our total costs of goods $498,541; total operating expenses $112,348, and our net loss $82,230. Accordingly, we have little if any valuable historical performance upon which you may evaluate our prospects for achieving our business objectives and becoming profitable in light of the risks, difficulties and uncertainties frequently encountered by development stage companies such as us. Accordingly, before investing in our common stock, you should consider the challenges, expenses and difficulties that we will face as an early stage export-import company, and whether we will ever become profitable.

Risk operating in a big competition

We will be operating our export-import business on a big competition and our profit will be lower than of companies operating in this market segment and for now we have a net loss of $82,230.

Almost every big city in Russia and other country has car dealer station to sell new or used cars and parts. Their costs and the expenses are lower than our, therefore we indicated this situation as a big competition. Also some people prefer see cars and buy in the same day. Our business suggests prepaying upfront and wait until car will be delivered. We have a risk to loss of buyer.

Risk relating to the work as intermediary company

As an intermediary company we do not operate our own car carrier trucks or loader car trailer trucks as a part of our business, therefore we can’t predict the exact cost of delivery of the cars, in other words we do not know the costs incurred by the transport company when we receive the order. There is a risk that the final price of the car will be higher than the customer expected. As a result we need to be flexible and keep reasonable prices for our final buyers. As a company that uses owner-operated vehicles and third party ground carriers, our revenue is derived solely from fees we receive based on our locating/contracting with a Car Carrier Trucks transportation provider and shipping companies. Accordingly, because our revenue source is limited to those fees, but lacks revenues from direct use of trucks and trailers, which we do not have, we may be unsuccessful in generating sufficient revenue to compete in our business or to become profitable.

Risk relating the possibility of not getting the expected returns

If we are unable to generate sufficient revenues for our operating expenses we will need financing, which we may be unable to obtain; should we fail to obtain sufficient financing, our potential revenues will be negatively impacted.

From our February 2013 inception until March 31, 2014, our revenues totaled $528,649. Because we have limited revenues and lack historical financial data, including revenue data, our future revenues are unpredictable. Our operating expenses are approximately $5,833 per month or $70,000 annually. As of March 31, 2014 we had only $14,766 of cash for our operational needs. If we fail to generate sufficient revenues to meet our monthly operating costs of $5,833 we will not have available cash for our operating needs after approximately September, 2014. Until we generate material operating revenues, we require additional debt or equity funding to continue our operations. We intend to raise additional funds from an offering of our stock in the future; however, this offering may never occur, or if it occurs, we may be unable to raise the required funding. Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no agreement obligating him to do so. We do not have any plans or specific agreements for new sources of funding and we have no agreements for financing in place.

Risk to generate not enough funds to be a public company

Expenses required to operate a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that these costs will be approximately $42,000 per year. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTC Bulletin Board, or if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTC Bulletin Board. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Risk relating when revenue source concentrate in several foreign customers and several domestic companies.

Our revenue is highly concentrated and depends from our foreign customers and several domestic companies. Our revenues could be reduced if any of these customers reduce their orders from us or they cease using our services.

We currently have 3 customers who bought cars from us upon which we have become dependent. Since our inception to March 31, 2014, we have generated revenues of $528,659; we generated $60,700 from Dmitry Tkachenko; $17,890 from Denis Permyakov; $45,600 from Irina Myasnikova; $9,750 from JK Auto Sales. We received the remaining funds from one-time purchasers. As a result, our revenues are concentrated in several customers. Should one or more of our customers decrease their orders or cease to use our services, our revenues and results of operations will be negatively affected.

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Risk of dilution

We may issue additional shares of our common stock to raise capital that will cause dilution to our existing shareholders.

The most likely source of additional capital to conduct our business will be through the sale of our common stock, which we are unable to engage in during the pendency of our S-1 Registration Statement before the Commission. Any sales of our common stock will result in dilution to our existing shareholders. As a result, our net income per share, if any, could decrease in future periods, and the market price of our common stock could decline. Further, the perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a reduction in the selling price of our common stock.

Risk of change the Import duties

The purchasing power of our foreign customers is directly related to amount of import duties and some Russian clearing law.

In the table below you can see import duties for cars between 3-5 years and older and older and engine volumes from 1-3 Liters and more.

1 Liter =1000cm3	1€ =$1.35
V of engine	Customs duty in Euro-€
1000-1500cm3	1.5 €
1500-1800	1.7 €
1800-2300	2.5 €
2300-3000	3.0 €
More than 3000	3.6 €

More than 5 years old:
V of engine	Customs duty in Euro- €
1000-1500 cm3	3.2 €
1500-1800	3.5 €
1800-2300	4.8 €
2300-3000	5.0 €
More than 3000	5.7 €

However since Russia joined the World Trade Organization, we believe it will have no impact on our business.

We believe that Russia will not be able to unilaterally change the rules of the import of goods and further actions will be predictable.

The risk of failure of our third party car care operators to comply with government regulations

The transportation service providers that we rely upon to transport our customers’ shipments are subject to federal, state and local laws and regulation, including environmental regulation, laws regulating health, product safety and labor practices and additional government regulation that may be enacted in the future. These regulations may negatively impact our ability to develop and market our business and may increase our costs and pricing as well as that of our transportation providers, which would have a direct impact on our potential profitability.

The risk of dependence from availability and performance of third party shipping and car care operators.

We rely upon the availability and performance of third party shipping and car care operators to affect transport of shipments. Should we be unable to locate available these operators or if they are unreliable and do not provide their services in a satisfactory manner, our brand name reputation and revenues will be negatively affected and/or we may be forced to cease operations. If the transportation provider increases the service costs it is increase our expenses and final car prices.

The risk of competition from other export-import companies and intermediaries that may prevent us from becoming profitable.

Our competitors consist of other export-import companies, self-owned car dealer operator and representative offices of foreign companies that export cars, parts in their countries. Our competitors have greater financial, technical and marketing resources than we do, as well as greater brand name recognition. Should we fail to effectively compete and differentiate ourselves from competitors by developing new business ideas and strategies that will differentiate us from our competition, we will not compete effectively, and our market share, revenues, and growth prospects may be adversely affected and we may be forced to reduce prices and/or limit price increases, which may result in materially reduced margins, net income or market share.

Risks Related to Our Management

Our management has control of our common stock and our shareholders will have limited or no input on any management decisions.

We are controlled by our President and Chief Executive Officer, and Director, Vladimir Shekhtman, and his spouse, Galina Shekhtman, who is our Chief Financial Officer and Director. Collectively Vladimir Shekhtman and Galina Shekhtman control 92.66% of our voting stock and control our board of directors. Further, as our officers, they will manage our day-to-day operations. Even if matters are submitted to a shareholder vote, they will be able to control the outcome of that vote. Therefore, as a minority shareholder, you will have no or limited say in our management. Unless you are willing to entrust all aspects of our business and operations to Vladimir Shekhtman and Galina Shekhtman, you should not invest in our shares of common stock.

The risk of losing the ability to use the services of our key executives, our financial condition and proposed expansion may be negatively impacted.

We depend upon the services of our key executives, Vladimir Shekhtman, our President and Chief Executive Officer and Galina Shekhtman, our Chief Financial Officer. We do not have employment contracts with any member of our management and we do not maintain key man life insurance on any of our key executives. Should we lose either or any member of our management’s services and we are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

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The risk of incompetence and lack of experience of our management in managing day-to-day public company.

Our management has no experience in managing day-to-day public company; as a result, we may incur additional management related expenses pertaining to SEC reporting obligations and SEC compliance matters.

Our President and Chief Executive Officer, Vladimir Shekhtman, and our Chief Financial Officer, Galina Shekhtman, are responsible for managing us, including compliance with SEC reporting obligations and maintaining disclosure controls and procedures and internal control over financial reporting. These public reporting requirements and controls are new to management and will require us to obtain outside assistance from legal, accounting or other professionals that will increase our costs of doing business. Should we fail to comply with SEC reporting and internal controls and procedures and to otherwise comply with other securities law provisions, our costs will increase and negatively affect our results of operations, cash flow and financial condition. Should we fail to comply with SEC reporting and internal controls and procedures, we may be subject to securities laws violations that may result in additional compliance costs or costs associated with SEC judgments or fines, both of which will increase our costs and negatively affect our potential profitability and our ability to conduct our business.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, no members of which are independent, to perform these functions.

We do not have an audit or compensation committee, or an audit or compensation committee or board of directors as a whole that is composed of independent directors These functions are performed by the board of directors as a whole. Because no members of the board of directors are independent directors, there is a potential conflict between their or our interests and our shareholders’ interests since board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
•	Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Although our executive officers receive no compensation currently, we plan to pay them salaries in the future under specified conditions.

Vladimir Shekhtman, our President and Chief Executive Officer, Galina Shekhtman, our Chief Financial Officer, currently receive no compensation. We have no written employment agreements with Vladimir Shekhtman and Galina Shekhtman; however, they have orally agreed if funds are available to take salaries of $50,000 and $40,000 respectively if and only if we achieve significant profitable operations for a period of at least 12 month consecutive of at least $100,000 per year on an annualized basis, and then only if they exercise of their fiduciary duty to stockholders.

The risk of conflicts of interests

Because our management consists of family relationships, there may be conflicts of interests that may not be resolved in our favor.

Our officers and directors are related to one another. Their family relationships in the conduct of our business may come into conflict with our interests and those of our minority stockholders. You should carefully consider these potential conflicts of interest before deciding whether to invest in our common stock shares. We have not yet adopted a policy for resolving these conflicts of interests. Our directors’ and officers’ potential conflicts of interest as of the date of this Prospectus as a result of their family relationships are:

•	Our President and Chief Executive Officer, Vladimir Shekhtman, is the spouse of our Chief Financial Officer, Galina Shekhtman.

Additionally, our officers are not obligated to commit their full time and attention to our business; accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. While our President and Chief Executive Officer, Vladimir Shekhtman, and our Chief Financial Officer, Galina Shekhtman, devote full time attention to our business, they are not contractually required to devote full time services to us and may be unable or unwilling to do so in the future. They are under no contractual obligation to do so and in the future our currently full time officers and directors may spend limited time on our business. The limited amount of time our management devotes to our business activities in the future may be inadequate to implement our plan of operations and develop a profitable business.

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In the future, our officers may engage in other business activities, investments and business opportunities that may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining which entity, including us that a particular business opportunity should be presented to. They may also in the future become affiliated with entities engaged in business activities similar to those we intend to conduct.

Risks Related to this Offering

We have arbitrarily determined the offering price and terms of the common stock shares being offered through this Prospectus.

The twenty-five cents ($0.25) offering price of the common stock shares has been arbitrarily determined and bears no relationship to our assets or book value, or other investment or valuation criteria. No independent appraiser has valued our common stock shares. Accordingly, there is no basis upon which to determine whether the offering price is indicative of any real underlying share value that our selling shareholders are offering. We urge all prospective investors to seek counsel with their legal, financial or tax advisor, or other trusted professional regarding the offering price, the offering terms, and the advisability of investing in the common stock shares, or not.

The common stock shares being offered in this Prospectus are an illiquid investment and their transferability is subject to significant restriction.

There is presently no market for the common stock shares that the selling shareholders are offering, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for their sale or transferability within the near future, or at all. Even if we do obtain a quotation, there is no assurance that a sufficiently active market will develop to sell your shares. Accordingly, the purchaser of the common stock shares should consider that their shares may be illiquid and/or present difficulties in their sale or transferability.

The risk of reduce the price of our stock

Sales of our common stock under Rule 144 could reduce the price of our stock.

All our officers and directors including affiliates that holds outstanding common shares are currently not eligible for resale under Rule 144. In general, persons holding restricted securities must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.

Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

9

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”. We will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. Rule 15g-9 defines an “established customer” as any person for whom the broker or dealer or a clearing broker acting on behalf of such broker or dealer carries an account, and who in such account: (i) has effected a securities transaction, or made a deposit of funds or securities, more than one year previously or (ii) has made three purchases of penny stocks that occurred on separate days and involved different issuers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock. Our common stock will not initially qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Although we will be a mandatory reporting company under Section 15(d) of the Securities Act of 1933 until and through fiscal year end June 30, 2014, if we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”), we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the Exchange Act, our securities can no longer be quoted on the OTC Bulletin Board, and our founders, officers, directors and stockholders who hold 10% or more of our common stock will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 30, 2014, including a Form 10-K for the year ended June 30, 2014, assuming this registration statement is declared effective before June 30, 2014. If this registration statement is declared effective we intend to immediately voluntarily to file a registration statement on Form 8-A pursuant to Exchange Act Section 12(g), which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our founders, officers, directors and stockholders who beneficially hold 10% or more of our common stock will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 500 shareholders and total assets of more than $10 million on June 30, 2014.

If we do not file a registration statement on Form 8-A at or prior to June 30, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the Exchange Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and stockholders who beneficially hold 10% or more of our common stock will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

We are subject to the Nevada anti-takeover provisions, which may prevent you from exercising a vote on business combinations, mergers or otherwise.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future services ;
•	projections of revenue, earnings, capital structure and other financial items;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding our business or us.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law; we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. However, the Private Securities Litigation Reform Act of 1995 is unavailable to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering. Because we are a penny stock we will not have the benefit of this safe harbor protection in the event of any claim that the disclosures provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders. The principal reason for this offering is to register the shares on behalf of our selling shareholders and to become a voluntary SEC reporting company.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities. In order to assure that selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

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EQUITY ISSUANCES AND PRICING

Offering Price per Share	$0.25	*
Share Price of 6,950,100 shares issued to co-founders, Vladimir and Galina Shekhtman	$0.01	**
Tangible Book Value Per Share as of June 30, 2013	$0.00

*We have arbitrarily determined our offering price of twenty-five cents ($0.25) per share

** See note 7 to our Audited financial statements.

SELLING SECURITY HOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders; accordingly, no accurate estimate can be made of the quantity of securities that will be held by the selling security holders upon termination of this offering. These selling security holders acquired their shares by purchase exempt from registration under Rule 903(b)(3) of Section Regulation S, promulgated pursuant to the Securities Act of 1933, as amended,.

Since our inception, we have received an aggregate of $27,495 from private offerings of our securities. Our selling shareholders are composed solely of shareholders that paid cash consideration for their shares. These sales reflect the only sales we made to investors in return for cash consideration.

We sold a total of 549,900 common shares to 39 investors from February 21, 2013 to June 30, 2013 in exchange for proceeds of $27,495 or a per common share price of $0.05. We also rendered for service 3,475,050 common shares to our Chief Executive Officer, Vladimir Shekhtman; 3,475,050 common shares to our Chief Financial Officer, Galina Shekhtman for a common share price of $0.01.

The selling shareholders are offering a total of 549,900 common shares, which represents 7.33% of our outstanding common shares. The 549,900 common shares being registered were acquired by the selling shareholders from February 21, 2013 to June 30, as described in the preceding paragraph. The shares held by Vladimir Shekhtman , Galina Shekhtman are not being registered.

The selling security holders listed in the table have sole voting and investment powers regarding the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or has been affiliated with a broker-dealer. Additionally, none of the selling security holders have a business relationship with us.

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Shareholder Name (first, middle, last)	Total Shares Owned	Issue Date	Shares Registered	% Before Offering	% After Offering
Oleksii Gerasimenko	15,100	05.1.2013	15,100	0.20%	*
Oleg Podlipnyy (1)	15,200	05.1.2013	15,200	0.20%	*
Gennadiy Podlipnyy (2)	16,000	05.1.2013	16,000	0.21%	*
Andrey Berezin	12,600	05.1.2013	12,600	0.17%	*
Anastasiya Podlipnaya (3)	16,000	05.1.2013	16,000	0.21%	*
Maksim Pushkarev	15,200	05.1.2013	15,200	0.20%	*
Nikolay Simonenko	15,200	05.1.2013	15,200	0.20%	*
Dmitrij Shulzhenko (7)	15,200	05.1.2013	15,200	0.20%	*
Andrej Shulzhenko (8)	15,200	05.1.2013	15,200	0.20%	*
Andrey Podlipnyy (4)	15,000	05.1.2013	15,000	0.20%	*
Denis Razdorozhnyu (10)	16,000	05.1.2013	16,000	0.21%	*
Vladimir Volk	16,000	05.1.2013	16,000	0.21%	*
Alena Besprozvannykh	16,000	05.1.2013	16,000	0.21%	*
Lidiya Marushchak (5)	16,000	05.1.2013	16,000	0.21%	*
Tatyana Mokrushina	16,000	05.1.2013	16,000	0.21%	*
Vasiliy Marushchak (6)	16,000	05.1.2013	16,000	0.21%	*
Sergey Golovin	16,000	05.1.2013	16,000	0.21%	*
Renata Krechkivskaya	16,000	05.1.2013	16,000	0.21%	*
Oleg Malukin	15,900	05.1.2013	15,900	0.21%	*
Aleksander Leshenko	15,740	05.1.2013	15,740	0.21%	*
Nikolay Maksimchuk	15,700	05.1.2013	15,700	0.21%	*
Mariya Vorsina	15,660	05.1.2013	15,660	0.21%	*
Olga Lindrik	15,600	05.1.2013	15,600	0.21%	*
Aleksei Anisimov	15,200	05.1.2013	15,200	0.20%	*
Dmitrij Bruss	15,200	05.1.2013	15,200	0.20%	*
Ruslan Kozhevnikov	15,100	05.1.2013	15,100	0.20%	*
Genanadiy Krasnopolskiy	15,100	05.1.2013	15,100	0.20%	*
Vyacheslav Kostin (14)	12,000	05.1.2013	12,000	0.16%	*
Vasiliy Muxin	12,000	05.1.2013	12,000	0.16%	*
Ilya Dobrunin	12,000	05.1.2013	12,000	0.16%	*
Artur Kostin (15)	12,000	05.1.2013	12,000	0.16%	*
Oleg Shulgenko (9)	12,000	05.1.2013	12,000	0.16%	*
Vladimir Komandiga	12,000	05.1.2013	12,000	0.16%	*
Evgeniy Travin (12)	10,000	05.1.2013	10,000	0.13%	*
Sergey Travin (13)	10,000	05.1.2013	10,000	0.13%	*
Evgeniy Feshchuk	10,000	05.1.2013	10,000	0.13%	*
Aleksandr Razdorozhnyu (11)	10,000	05.1.2013	10,000	0.13%	*
Semyen Zinovev	10,000	05.1.2013	10,000	0.13%	*
Taras Sevryuk	10,000	05.1.2013	10,000	0.13%	*
All shareholders: 39	549,900		549,900	7.33%	*
---------------------------------------

* Less than one percent.

(1) Oleg Podlipnyy and Gennadiy Podlipnyy are brothers.

(2) Gennadiy Podlipnyy and Oleg Podlipnyy are brothers.

(3) Anastasiya Podlipnaya is the daughter of Oleg Podlipnyy.

(4) Andrey Podlipnyy and is the son of Oleg Podlipnyy.

(5) Lidiya Marushchak is the mother of Vasiliy Marushchak.

(6) Vasiliy Marushchak is the son of Lidiya Marushchak.

(7) Dmitrij Shulzhenko and Andrej Shulzhenko are brothers.

(8) Andrej Shulzhenko and Dmitrij Shulzhenko are brothers.

(9) Oleg Shulgenko Father For Andrej And Dmitrij Shulzhenko

(10) Denis Razdorozhnyu and Aleksandr Razdorozhnyu are brothers.

(11) Aleksandr Razdorozhnyu and Denis Razdorozhnyu are brothers.

(12) Evgeniy Travin and Sergey Travin are brothers.

(13) Sergey Travin and Evgeniy Travin are brothers.

(14) Vyacheslav Kostin is the son of Artur Kostin.

(15) Artur Kostin is the father of Vyacheslav Kostin.

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PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, it may not be sustained in the future. Accordingly, our shares should be considered illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 549,900 shares of common stock. The selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. All selling shareholders may be deemed underwriters.

The securities offered by this Prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or sale related transfer. A selling shareholder may also resell all of any portion of the Shares, which qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold according to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this Prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this Prospectus.

After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this Prospectus.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the OTC Bulletin Board or any other quotation medium. After the registration statement filed with the Commission is declared effective, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the OTC Bulletin Board ; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board . In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities

Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under the registration statement, of which this Prospectus forms a part.

Upon such registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. We will pay all the fees and expenses associated with the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to the registration statement disclosing such matters.

OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock. We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made. We anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its SEC reporting requirements. Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders for an order to buy or sell a specific number of shares at the current market price, the price of a stock may go up or down significantly during the lapse of time between placing a market order and getting execution. Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities, In order to assure that selling shareholders will offer their shares at $0.25 until our shares are quoted on the OTC Bulletin Board, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which our assets or we are involved.

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DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

As of the date of this Prospectus, we are authorized to issue 75,000,000 shares of common stock of which 7,500,000 are issued and outstanding.

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Preferred Stock

We are not authorized in this time to issue shares of preferred stock.

RULE 144

All 7,500,000 issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, and none of those 7,500,000 shares can be resold under Rule 144 or are subject to any registration rights agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

BUSINESS

We are an early stage development business with minimal revenue generating operations. We were formed on February 21, 2013 and only recently developed our initial business plan. Our business plan is new and unproven.

Since our inception, our business activities have focused primarily on the development of our business plan, researching for new foreign customers, locating transportation carriers, communicate with shipping company and performing due diligence with evaluating the information we obtained about them. As of September 2013, we had contracts with one shipping company, 3 with foreign customers and 2 with third-party service providers. Our revenues from inception to March 31, 2014 are $528,659. We generated our revenues of $183,445 in April of 2013; $18,345 in May 2013 from foreign customers and one time buyers; $9,750 in June 2013 from our domestic business service providers for transportation consolidation. We assisted with shipping; prepared and provided places in our containers for their cars. During July- September we generated $169,381. this amount consisted of $62,200 what we got from our foreign customers for the hockey equipment and $107,181 that we got from our car buyers. We generated revenues of $45,162 for the three-month periods ending March 31, 2014; we generated revenues of $102,775 for the three-month period ending December 31, 2013 and $317,318 for the nine-month period ending March 31, 2014, respectively.

We presently have two officers and directors who are related to one another and are our only employees. Our 2 officers and directors are responsible for all aspects of our operations.

We plan to order on behalf of our customers, auto industry products, including: vehicles and special equipment (for example car lifts), spare parts, tires, and repair tools. We also plan to deliver through our third-party service providers, delivery of purchased items to our prospective customers.

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We do not sell automobiles, special equipment, automobile parts or repair tools in the open market, but only by request from a customer. We are only an intermediary company.

Our prices are determined on a shipment-by-shipment basis based upon the size and type of shipment, distance, route, and other individual customer needs. We do not own transportation vehicles or equipment used to transport goods and freight including carload trucks, trucks and/or trailers.

From inception through the present time, we:

•	developed our business plan;

•	selected our domain name and secured our domain address;

•	wrote the original content for our website.

•	located potential car dealers to buy cars on reasonable price,
•	search for providers to transport cargo/goods for our customers;

•	determined which of those transportation providers would provide services to our customers on a non-exclusive basis as needed or on a shipment by shipment basis;
•	conducted due diligence procedures by determining whether the shipping companies have business licenses and insurance and conducted online searches on public databases to determine if there was any derogatory public information available about the transportation providers;
•	created list of potential customers in foreign countries;
•	search for the place where we will be keep goods and cars before shipping.
•	Buy and sell cars for foreign customers
•	Buy and sell Hockey equipment for foreign customers

From February 2013, we entered into the following material agreements:

Customers

Mysnikova Irina

On March 27, 2013, we entered into a non-exclusive agreement with Irina Mysnikova, who is self-employed in Russia and is engaged in the business-buying cars, auto parts and other equipment from the United States. Under the agreement, we agreed to find, buy and deliver items specified by Ms. Mysnikova. Mysnikova Irina is required to pay for our services within 10 days after receiving the invoice. We generated 10% fees for our services .The term of the agreement is three years.

Tkachenko Dmitry

On March 27, 2013 we entered into a non-exclusive agreement with Dmitry Tkachenko, who is self-employed in Russia and engaged in the business-buying cars, auto parts and other equipment from the United States. Under the agreement, we agreed to find, buy and deliver items specified by Mr. Tkachenko. Dmitry Tkachenko required to pay for our services within 10 days after receiving the invoice. We generated 10% fees for our services ..The term of the agreement is three years.

Permyakov Denis

On March 27, 2013, we entered into a non-exclusive agreement with Denis Permyakov, who is self-employed in Russia and who is engaged in the business-buying cars, auto parts and other equipment from the United States. Under the agreement, we agreed to find, buy and deliver - items specified by Mr. Permyakov. Denis Permyakov required to pay for our services within 10 days after receiving the invoice. We generated 10% fees for our services. The term of the agreement is three years.

Third-party Service providers

Alless Coach

On March 15, 2013, we entered into an agreement with Alless Coach California LLC (“Alless Coach”), under which Alless Coach will provide services for tuning and upgrade cars at our request. Arkadia International will assist in finding buyers for Alless Coach and assist with shipping. The Agreement has a term of three year.

JK Auto Sales

On March 14, 2013 we entered into an agreement with JK Auto Sales, a car dealer. Arkadia International can buy cars from JK Auto Sales at wholesale prices. JK Auto Sales sell cars and auto parts to Arkadia International. Arkadia International will assist with shipping and delivery process and also in finding buyers for JK Auto Sales.

Shipping company

General Container Line

In April 19, 2013, we entered into an agreement with General Container Line, California company the Shipping provider: for export our freight from USA to other country. Also we use this company as a transportation provider to delivery bought cars in the port.

Our Services

We offer the following services to our customers:

•	Arrange for the sale, and find purchasers, of cars and car parts on behalf of sellers of such items;

•	Locate cars and car parts for purchasers of such items;

•	Arrange for the shipment and logistics services for our customers who purchase or sell itmes.

The nature and scope of each of the foregoing services differs slightly between prospective purchasers and sellers. In the case of a prospective customer who desires to purchase an item merely specifies what item he or she is seeking. Then we locate the item, inform the prospective customer of the cost of purchase and transport of the item to the prospective customer. Finally, we handle all acts required to deliver, through arrangements we will make with our third-party transportation and shipping providers, the item to the destination requested by the customer.

In the case of a prospective customer who desires to sell an item merely specifies what item he or she is selling. Then we then inform the prospective customer of the cost to transport of the item to the prospective destination. We handle all acts required to deliver, through arrangements we will make with our third-party transportation and shipping providers, the item to the destination requested by the customer. Finally, we handle all acts required to sell the item on behalf of the prospective customer.

Our customers communicate their needs to us by telephone or email.

Our Services to Date

As for today we located cars and arrange the shipment for three foreign customers: Mysnikova Irina, Tkachenko Dmitry and Permyakov Denis. We delivered to Mysnikova Irina two containers, one container to Tkachenko Dmitry and one container to Permyakov Denis. Also we shipped two containers to one time foreign customers. The shipment consisted of delivery of new and used cars from multiple locations in the United States to Long Beach, California before shipping. The final destination for all deliveries was Vladivostok, Russia.

We found, sold and delivered from the US to Vladivostok, Russia, hockey equipment. Also we continue work with one-time foreign customers to sell them new and used cars.

For our domestic business service provider JK Auto Sales we assisted with shipping: prepared and provided places in our containers for their cars.

Through General Container Line our transportation provider and shipping company we delivered and shipped cars for our foreign customers.

For example step-by-step our business works as described below:

1. In a beginning we got request from foreign customers with explanations what kind of car, color, options they want to buy.

2. We research what they need and tell them somewhere about price.

3. If they are agree about it we get downpayment around 50%.

4. After that we communicate with seller and buy the car.

5. Colling the transportation company, place an order with address and delivery schedule . The transportation company tell us about their price for the service.

6. In same time we communicate with shipping company and receive price for delivery to final destination.

7. Typically we add 10% of our commission on final price and get rest of the funds from the foreign customers before shipping

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Our Transportation Providers

We are not dependent on our transportation provider. We select transportation providers based on their ability to effectively serve our customers with respect to price, technology capabilities, geographic coverage and quality of service. We currently maintain quality control procedures by obtaining documentation to ensure that transportation provider is properly licensed and insured, and have an adequate safety rating.

General Container line was our transportation provider. We selected General Container Line as the transportation provider for this shipment based upon their ability to pick up the cargo from various pick up locations, prices charged as well as their ability to provide the size and type of vehicle required on the delivery date required by our customers.

Also they provide additional packing protection within the transporting vehicle to protect the cargo from any damage to certain of the auto parts which could otherwise be damaged if not packed securely with padding and offered the best shipping rates for the shipment. We coordinated with six shipments and our expenses associated with such shipments were around $57,000.

Our Foreign Customers

We offer our service to business owners and private people in different countries in auto industry who require to purchase cars, parts, spare parts, tires and repair tools. For now we concentrated on the auto industry and obtained customers that want to buy parts, cars from us.

We enter into contracts with our customers, generally with a three-year term, to export cars from US territory. We presently have contracts with three customers: Irina Mysnikova, Dmitriy Tkachenko and Denis Permyakov. All of which are described under the heading Material Contracts below on page 25. We generate revenues as a 10% mark up fees from the final price.

We do not sell automobiles, special equipment, automobile parts or repair tools in the open market, but only by request from a customer. We are only an intermediary company. The terms and conditions, which govern a typical customer, shipping or logistical arrangement, are as follows.  In the case of a prospective customer who desires to purchase an item merely specifies what item he or she is seeking.  Then we locate the item, inform the prospective customer of the cost of purchase and transport of the item to the prospective customer.  Finally, we handle all acts required to deliver, through arrangements we will make with our third-part transportation and shipping providers, the item to the destination requested by the customer. In the case of a prospective customer who desires to sell an item merely specifies what item he or she is selling.  Then we then inform the prospective customer of the cost to transport of the item to the prospective destination.  We handle all acts required to deliver, through arrangements we will make with our third-part transportation and shipping providers, the item to the destination requested by the customer.  Finally, we handle all acts required to sell the item on behalf of the prospective customer.

Our Domestic Business Service Providers

In March we entered into agreements with our 2 business service providers: Alless Coach and JK Auto Sales. Since our inception to date we generated just $9,750 revenues from them. We assisted with shipping: prepared and provided places in our containers for their cars.

Once we complete our website, www.arkadiainternational.com, we plan to conduct Internet advertising, ads on Craigslist to locate additional customers through print advertising and mailers to specific target groups such as local car sellers, students, retailers and wholesalers who ship cargo.

Dependence Upon a Few Customers

Since our inception to date, we have generated revenues of $45,600 from Irina Mysnikova, $60,700 from Dmitriy Tkachenko, $17,890 from Denis Permyakov, $9,750 from JK Auto Sales, $62,000 from one purchaser of hockey equipment and from several one-time car buyers. Our sale of hockey equipment was not in the ordinary course of business and we do not expect to sell hockey equipment in the future.

As a result, our revenues are highly concentrated in several customers and business providers and our revenues could decline if they do not use our services.

Pricing

Up to the date of this prospectus, we have charged pricing fees equal to 10% of (i) the purchase price or sale price of an item and/or (ii) the transportation and shipment cost of an item. It is our hope to receive those pricing fees in the future, but there is no guarantee that we will be able to obtain such fees.

For the period from inception to June 30, 2013 we generate revenues from our foreign customers by adding a 10% mark-up fee to the cost of the products we sell. Other words, we generate fees based on a percentage of 10% of the cost of purchase and our expenses.

From JK Auto Sales we generate revenues for transportation consolidation - other words we assisted with shipping: prepared and provided places in our containers for their cars. Usually 40’ container includes space for four cars. Sometimes we have an empty space, and on one occasion we invited JK Auto Sales to transport their cars in our empty space. After we received freight fees from the shipping company, we added 10% to their price and sold the empty space to JK Auto Sales.

We plan to generate revenues in the future from the following:

Mark-up fees – We receive mark-up fees from our customers that are in need of our services through our transportation providers. We receive a quoted fee from the transportation provider representing driver salary cost, diesel cost, and truck usage cost. Once we receive the quoted fee, we add a 10% mark-up fee to our customer price. To date, we have charged a mark-up of 10% to our customers; however, our management may at their discretion change the percentage mark-up below or above 10%.

Fixed fees- We receive fixed fees from our customers when they want to use at the same distance from departure to destination point and use standard 40” container for transportation 4 cars like as: Sedan, hatchback, coupe or convertible from port of Long Beach to port of Vladivostok (Russia). It also includes U.S. Customs clearance and export declaration,vehicle preparation and Insurance coverage. We receive a specified amount from the customer and then we typically pay 10% less than that amount to the transportation carrier. Therefore, we earn the difference between the fee charged to the customer shipping cargo and the fee charged by the transportation provider.

Freight fees – We receive freight fees from shipping company and add 10% by their price; however, at any time, we may change to less or more of a percentage then the 10% fee.

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Competitive Business Conditions

Our competitors consist of companies that operate their own carload trucks, freight forwarders, nationwide, regional and local export-import companies. Our competitors have greater financial, technical, marketing, and sales resources than we do, as well as greater brand name recognition. To complete with our competitors, we plan to:

(i) develop a user friendly and appealing website www.arkadiainternational.com to serve our customers;

(ii) offer online quotes ;

(iii) offer competitive prices by developing relationships with a large number of shipping and transportation providers so that we can determine the most cost effective shipping options available to our customers;

(iv) develop incentives for repeat customers such as discount coupons and referral compensation

(v) develop incentives for car dealers and shippers who provide us with better price .

Employees

We only have two employees consisting of our President and Chief Executive Officer, Vladimir Shekhtman, who works full time on our business, our Chief Financial Officer, Galina Shekhtman, who is also our President and Chief Executive Officer’s wife, and also works full time per week to our business.

Material Agreements

Customers

Mysnikova Irina

On March 27, 2013, we entered into a non-exclusive agreement with Irina Mysnikova, who is self-employed in Russia and is engaged in the business-buying cars, auto parts and other equipment from the United States. Under the agreement, we agreed to find, buy and deliver items specified by Ms. Mysnikova. .Mysnikova Irina is required to pay for our services within 10 days after receiving the invoice. We generated 10% fees for our services .The term of the agreement is three years.

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Tkachenko Dmitry

On March 27, 2013 we entered into a non-exclusive agreement with Dmitry Tkachenko, who is self-employed in Russia and engaged in the business-buying cars, auto parts and other equipment from the United States. Under the agreement, we agreed to find, buy and deliver items specified by Mr. Tkachenko.  Dmitry Tkachenko required to pay for our services within 10 days after receiving the invoice. We generated 10% fees for our services .The term of the agreement is three years.

Permyakov Denis

On March 27, 2013, we entered into a non-exclusive agreement with Denis Permyakov, who is self-employed in Russia and who is engaged in the business-buying cars, auto parts and other equipment from the United States. Under the agreement, we agreed to find, buy and deliver - items specified by Mr. Permyakov. Denis Permyakov required to pay for our services within 10 days after receiving the invoice. We generated 10% fees for our services. The term of the agreement is three years.

Third-party Service Providers

Alless Coach

On March 15, 2013, we entered into an agreement with Alless Coach California LLC (“Alless Coach”), under which Alless Coach will provide services for tuning and upgrade cars at our request.

Arkadia International will assist in finding buyers for Alless Coach and assist with shipping. The Agreement has a term of three years.

JK Auto Sales

On March 14, 2013 we entered into an agreement with JK Auto Sales, a car dealer. Arkadia International can buy cars from JK Auto Sales at wholesale prices. JK Auto Sales sell cars and auto parts to Arkadia International at wholesale prices. Arkadia International will assist with shipping and delivery process and also in finding buyers for JK Auto Sales.

Shipping Company

General Container Line

In April 19, 2013, we entered into an agreement with General Container Line, California company the Shipping provider: for export our freight from USA to other country. Also we use this company as a transportation provider to delivery bought cars in the port.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with the balance sheet as of June 30, 2013 and the financial statements for the period February 21, 2013(Inception) to June 30, 2013 included herein. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider the information set forth in this Prospectus under the heading “Note Regarding Forward Looking Statements” and “Risk Factors”.

General discussion

We are a development stage entity incorporated in the State of Nevada on February 21, 2013. We are in the business of providing export-import service such as: auto industry products, vehicles and special equipment (as a car lifts) including auto parts, tires as well. Also we provide through our costumers deliver the selected products to the shipping company for delivery to the buyer.

Readers are referred to the cautionary statement, which addresses forward-looking statements made by us.

Overview

We are an early stage development business with limited revenue generating options. We are currently focused on expanding our network of new customers, shipping companies and transportation services providers.

Results of operations

For the Period from February 21, 2013 to June 30, 2013

For the period February 21, 2013(Inception) to June 30 2013, we generated revenues $211,540. This amount consist of $201,790 what we got from our foreign customers and $9,750 we got from JK Auto Sales. Our expenses for this period compose $179,776 (include Cost of Goods 122,738 and shipping cost $57,038) .We had a gross profit of $31,764. In the end of this period our cash balance was $59,646. For this period we paid professional fees for legal $4,000 and $1,343 for the starts up company. There are no comparable periods upon which we may compare other financial periods.

For the three months ending March 31, 2014 compared to the three months ending December 31, 2013 and nine month ended March 31, 2014.

Revenues

Since our February 21, 2013 inception through March 31, 2014, we generated revenues of $528,258.   We generated revenues of $45,162 for the three-month periods ending March 31, 2014; we generated revenues of $102,775 for the three-month periods ending December 31, 2013 and $317,318 for the nine-month periods ending March 31, 2014, respectively.

Total operating expenses

During the three-month periods ending March 31,2014 and December 31,2013, total operating expenses were $4,087 and $18,840. From our February 21, 2013 inception through March 31,2014, our operating expenses were $111,947.  The decreases in the operating expenses between the periods ending March 31, 2014 and December 31, 2013 were primarily the result of decreased Professional Fees of $3,810.

Net Profit/Loss

During the three-month periods ending March 31, 2014 and December 31, 2013, we had a net loss of $(71,435) and $18,200 net profit respectively.

Liquidity

As of March 31, 2014 and December 31, 2013, we had cash of $ 14,766 and $85,801 respectively. Cash provided by financing activities for the three-month periods ending March 31, 2014 and December 31, 2013.

For the Period from February 21, 2013 to September 30, 2013

For the period from February 21, 2013 to September 30, 2013, we raised $27,495 from our initial private offering. Prior to this offering our monthly operating costs were approximately $1,343 for start up company. After this offering, we estimate that we will incur around of $5,000-$6,000 monthly in connection with the costs as SEC reporting company. As such, we will have an aggregate of approximately $5,833 of monthly operating costs after this offering. For the period February 21, 2013(inception) to September 30, 2013, we used $319,745 for operating activities. At September 30, 2013, we had $67,601 in cash to support our operations. We will attempt to fund from our future operations, which may be insufficient to fund such amounts. There is no assurance our estimates of these costs are accurate. Our monthly expenditures are estimated at $5,833 including our costs as a public company and for our administrative and operational needs, which will enable us to conduct our operations until September 2014.

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We have had revenues of only $528,659, and a total cost of goods of $498,541; from our inception of February 21, 2013 to March 31, 2014. If we fail to generate sufficient revenues to meet our monthly operating costs we will not have available cash for our operating needs after approximately one year. We will require $70,000 over the next twelve months for operating costs.

Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no agreement whatsoever obligating him to do so. There are no comparable periods upon which we may compare other financial periods.

Plan of Operations

Throughout our 12-month Plan of Operations, we plan to accomplish the following:

During October- December 2013:

•	Continue to identify new customers and complete agreements with them;
•	We expect to get new customers from ”word of mouth” advertising where our new customers will refer their colleagues to us;
•	Search for new directions in the sale of auto industry products;
•	Develop a network of referrals and agents working on our behalf;
•	Develop a print mailer campaign to send to wholesalers and retailers who ship merchandise across the world;
•	Locate warehouses for temporary use;

We anticipate that the cost of the foregoing activities will be $20,000 Additional financing of $20,000 is required for us to implement these planned activities. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

During January- March 2014

•	Finding and selection of specialists who will be engaged in the preparation work before ship cargo;

•	Develop an Internet advertising campaign;

•	Develop print advertisements for trade journals, yellow pages, export-import magazines and other print publications;

•	Develop print and internet advertisements targeting certain groups who require cargo services such as college students who ship cargo at the beginning and end of school year terms.

We anticipate that the cost of the foregoing activities will be $ 20,000 Additional financing of $ 20,000_ is required for us to implement these planned activities. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

From April- September 2014

•

Improve our website www.arkadiainternational.com to include updated content and more specific information about the services we offer, shipping options such as size, delivery time, price information, packing information, how we select the transportation providers we use, third party insurance information, geographic coverage, dangerous goods shipping requirements and other regulations related to shipment of cargo. After the quote request is received we will provide a quote and invoice which the customer will be able to pay by wire transfer or other secure type of payments.

•	Develop incentive programs for our customers such as discounts and percentages off future cargo shipments;

•	Attend auto and trade shows to develop customers and sell leads, enhance our brand name recognition;

•	Develop an incentive plan for car dealers offering a higher percentage commission if they provide us with cheap car price;

•	Continue to increase the transportation providers who provide services to us so we can assure we obtain the best rates;

•	Pay a third party or Google to obtain a first page presence on Google with key words.

•	Offer our incentive plan as a holiday gift to our customers;

•	Distribute our internet mailer

•	Run the print ads in trade journals, yellow pages, export-import magazines and other publications selected by our Vice-president;
•	Our Chief Executive Officer will continue to evaluate and rate our customers and seek to increase the number of transportation providers that we can offer the best rates to our customers;
•	Our Chief Executive Officer evaluates the success of failure of our marketing materials and impact on the demand for our services.

We anticipate that the cost of the foregoing activities will be $30,000 Additional financing of $30,000 is required for us to implement these planned activities. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

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We anticipate that the cost of our 12-month plan will be approximately $70,000, which includes $10,000 for future marketing, and advertising costs paid to third parties, $42,000 in costs that we would incur in public company reporting expenses, which we will attempt to fund from our future operations and 18,000 office expenses. Our Chief Executive Officer and our Chief Financial Officer will provide the services above. Our Chief Executive Officer and director, Vladimir Shekhtman is responsible for the development of our incentive programs, creation of all advertisements and marketing materials, attending tradeshows and identifying and conducting due diligence on additional customers. Galina Shekhtman, our secretary and director, is responsible for redesigning our website and locating the target groups, businesses and publications for our mailers and print ads through Internet research. We do not anticipate hiring employees or independent contractors over the next 12 months. Currently, we believe that the services provided by our officers and directors are sufficient.

As of March 31, 2014 we had assets and cash of $14,766. There is no assurance our estimates of our current and future costs are accurate or that our revenues will be sufficient to fund the cost of our existing operations or 12-month plan of operations. If our revenues are not sufficient to fund operations we will require additional debt or equity funding to continue our operations. Should this occur, we hope to be able to raise additional funds from an offering of our stock in the future . However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding. Should we have inadequate funds to conduct our operations, our Chief Executive Officer has indicated that he will provide loans to us, although there is no agreement obligating him to do so. If we are unable to obtain required capital to fund our operations we will have to reduce 12-month plan of operations or discontinue our operations.

Off Balance Sheet Arrangements

We do not have any off-balance arrangements that would have any current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital recourses.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable. We have no investments in market risk sensitive instruments or in any other type of securities.

Financial Statements and Supplemental Data

Our financial statements, notes and supplementary data are included in pages F-1 to F-14 incorporated herein by reference.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

DESCRIPTION OF PROPERTY

Our office is approximately 400 square feet and is adequate for our needs. We pay no rent however may be pay other reasonable compensation to use the office.

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INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statement as of June 30, 2013 the related statement of operations, balance sheet, stockholders’ equities and cash flows for the period from February 21, 2013(inception) to June 30, 2013 were audited by Thomas A. Ralston CPA.

The legality of the shares offered under the registration statement of which this Prospectus is a part is being passed upon by Law Offices of Thomas E. Puzzo, PLLC, 3823 44th Ave. NE, Seattle, Washington 98105.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Nevada Corporate Law contains provisions which allow us to indemnify any person against liabilities and other expenses incurred as a result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that such person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida 32725, which is a registered transfer agent with the Securities and Exchange Commission.

Reports to Shareholders

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 30, 2014, including a Form 10-K for the 2013-2014 fiscal year ended June 30, 2014, assuming this registration statement is declared effective before that date. We intend to voluntarily file a registration statement on Form 8-A, which would subject us to all of the reporting requirements of the 1934 Act, including the SEC’s proxy rules of the SEC and subject our officers, directors and persons who beneficially hold 10% or more of our common stock to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. This Prospectus does not contain all of the information set forth in the registration statement, the exhibits to the registration statement and any periodic filings. In addition, when we become a reporting issuer under the Securities Exchange Act of 1934, as amended, we will file periodic reports with the SEC, including quarterly reports and annual reports, which include our audited financial statements. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On February 21, 2013, as consideration paid for services provided to the Company in connection with the Company’s formation and the establishment of its business, we offered and sold 3,475,050 shares to our President and Chief Executive Officer, and Director, Vladimir Shekhtman.

On February 21, 2013, as consideration paid for services provided to the Company in connection with the Company’s formation and the establishment of its business, we offered and sold 3,475,050 shares to our Chief Financial Officer, Secretary, Treasurer and Director, Galina Shekhtman.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall serve until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Positions Held Since February 21, 2013
Vladimir Shekhtman	52	Chief Executive Officer, and Director
Galina Shekhtman	51	Chief Financial Officer, Secretary, Treasurer, and Director

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Vladimir Shekhtman

Vladimir Shekhtman has been our Chief Executive Officer and a Director since our inception on February 21, 2013. From December 2002 to January 2013 Mr. Shekhtman was self-employed in the export-import industry with respect to the purchase and resale of automobiles, motorcycles, construction equipment. From May 2001 to November 2002 he was a manager in California Collision Center, located in San Diego, California, where is main duties were to provide repair estimates and manage parts replacement. In 1979, he graduated medical school in Ukraine and received a Medical Degree. Mr. Shekhtman’s experience as a self-employer, and his experience in the export-import industry provide the experience, qualifications, attributes and a skill that we believe qualifies him to be our Director.

Galina Shekhtman

Galina Shekhtman has been our Chief Financial Officer, Secretary, Treasurer and a Director since our inception. From 2003 until January 2013, she was employed as a realtor at Keller Williams Realty, located in San Diego, California. From December 2002 to January 2013, Ms. Shekhtamn also she provided accounting and finance services for her husband Vladimir Shekhtman’s in the business explained above. In 1985, Ms. Shekhtman received a Master’s Degree in economy from Odessa National Research University.

Galina Shekhtman ’s has experience as a finance accountant and her Master’s Degree provides the experience, qualifications, attributes and skills that we believe qualify her to be our Chief Financial Officer.

Family Relationships and Other Matters

Our Chief Executive Officer and Director, Vladimir Shekhtman and Our Chief Financial Officer and Director, Galina Shekhtman are married to one another.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities;
•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and
•	Having any administrative proceeding threatened against them related to their involvement in any type of business, securities, or banking activity.

25

Corporate Governance and Board Committees

Our Board of Directors has not established an audit, executive or director compensation committee, nominating or governance committees as standing committees or other board committee performing equivalent functions. Our Board of Directors does not have an executive committee or committees performing similar functions. The two members of our Board of Directors will participate in discussions concerning the matters that are performed by these committees.

No Director Independence

We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Our Board of Directors has determined that no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that our Board of Directors has chosen to use for the purposes of the determining independence, as the OTC Bulletin Board does not provide such a definition. Therefore, none of our current Board members are independent.

Other Directorships

None of our directors are officers and directors of other Securities and Exchange Commission reporting companies.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business; accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. Our Chief Executive Officer,

Vladimir Shekhtman and our Chief Financial Officer, Secretary and Treasurer, Galina Shekhtman, devote full time to our business even though they presently do not receive compensation for their services. They are not contractually required to devote full time services to us and may not do so in the future. In the future, they may engage in other business activities, investments and business opportunities that may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

Code of Ethics

We plan to adopt a Code of Ethics in the future prior to our stock being listed on an exchange that requires us to have a formal Code of Ethics.

26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities, our directors, our executive officers, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

27

Title of class	Name of Security Holder:	Amount Beneficial Ownership	Direct Ownership	Indirect Ownership	Percent of class
Common Stock	Vladimir Shekhtman President and Chief Executive Officer, and Director	3,475,050	3,475,050	-0-	46.33%
Common Stock	Galina Shekhtman Chief Financial Officer, Secretary, Treasurer, and Director	3,475,050	3,475,050	-0-	46.33%

TOTAL	All directors and executive officers as a group (2 persons)	6,950,100	6,950,100	-0-	92.66%

This table is based upon information derived from our stock records. Applicable percentages are based upon 7,500,000 shares of common stock outstanding as of the date of this Prospectus. Vladimir Shekhtman and Galina Shekhtman each own 3,475,050 shares of our common stock and are husband and wife; cumulatively they both own 6,950,100 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer, our two most highly compensated executive officers who occupied such position at the end of our latest fiscal year, and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the fiscal year ended June 30, 2013.

Name	Title	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation	Stock Awards	Total
Vladimir Shekhtman	President and Chief Executive Officer, and Director	2013	0	0	0	0	0	0	$34,751	$34,751
Galina Shekhtman	Chief Financial Officer, Secretary, Treasurer, and Director	2013	0	0	0	0	0	0	$34,751	$34,751

On February 21, 2013, we issued 3,475,050 shares of our common stock to Vladimir Shekhtman and 3,475,050 shares to Galina Shekhtman that were rendered for services to us. Each lot of 3,475,050 shares has been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The difference between the fair value of the shares purchased ($0.05 per share) and the value of the shares rendered for founders have been recorded as share-based compensation in the amount of $69,501. The terms of these stock issuances were as fair to the Company, in the opinion of the board of directors, as if they could have been made with an unaffiliated third party.

The difference between the fair value of the shares purchased ($0.05 per share) and the value of the shares rendered for founders have been recorded as share-based compensation in the amount of $69,501. The terms of these stock issuances were as fair to the Company, in the opinion of the board of directors, as if they could have been made with an unaffiliated third party.

28

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to the date of this Prospectus. As of the date of this Prospectus, we did not have any stock option plans.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors.

Employment Agreements

We have no employment agreements with any of our officers and directors.

Pension, Retirement or Similar Benefit Plans

There are no agreements, arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans in which cash or non-cash compensation is or may be paid to our directors or executive officers.

29

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions. The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Board of Directors, Director Compensation

Name	Year ended	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Vladimir Shekhtman (1)	2013	0	$34,751	0	0	0	0	$34,751
Galina Shekhtman(2)	2013	0	$34,751	0	0	0	0	$34,751

(1)	President and Chief Executive Officer, and Director.
(2)	Chief Financial Officer, Secretary and Treasurer, and Director.

30

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:
Index
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheets from February 21, 2013 (Inception) to June 30, 2013 (audited)	F-2
Statements of Operations for the period from February 21, 2013(Inception) to June 30, 2013 (audited)	F-3
Statements of Stockholders’ Equity from February 21, 2013(Inception) to June 30, 2013 (audited)	F-4
Statements of Cash Flows for the period from February 21, 2013(Inception) to June 30, 2013 (audited)	F-5
Notes to Financial Statements	F-6 ~~--~~ F-8
Balance Sheets at March 31, 2014 (unaudited) and June 30, 2013 (audited)	F-9
Statements of Operations for the Nine Month ended March 31, 2014 and for the period from February 21, 2013 (inception) to March 31, 2014	F-10
Statements of Stockholders' Equity from February 21, 2013 (Inception) to March 31, 2014	F-11
Statements of Cash Flows for the Nine Months ended March 31, 2014 and for the period from February 21, 2013 (inception) to March 31, 2014	F-12
Notes to Financial Statements	F-13 ~~--~~ F-15

31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ARKADIA INTENATIONAL:

We have audited the accompanying balance sheets of Arkadia International, as of June 30, 2013, and the related statements of income, comprehensive income, stockholders’ equity, and cash flows from inception February 21 to June 30, 2013. Arkadia International management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arkadia International as of June 30, 2013, and the results of its operations and its cash flows from inception February 21 to June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

Thomas A. Ralston CPA

City, State: Temecula, CA

Report Date: July 15, 2013

F-1

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$59,646
Deposits
Total assets	$59,646
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Net Increase in Current Liabilities	$10,700
Stockholders' equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 7,5000,000 shares issued and outstanding	96,996
Additional paid in capital
Retained Earnings	(48,050)
Total liabilities and stockholders' equity	$59,646

F-2

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 21, 2013 (INCEPTION) TO JUNE 30, 2013
Period from February 21, 2013 (Inception) to June 30, 2013
Revenue	$211,540
Less Cost of Goods Sold:
Auto & Parts	$122,738
Shipping	57,038
Total Cost of Goods	179,776
Gross Profit	31,764
Less Operating expenses:
Contract Service	69,501
General and administrative	1,343
Insurance	4,970
Professional fees	4,000
Total operating expenses	79,814
Net income(loss) from operations before income taxes	(48,050)
Provision for income taxes	—
Net Loss	$(48,050)
Loss per common share	(0.01)
Shares outstanding	7,500,000

F-3

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FROM FEBRUARY 21, 2013(INCEPTION) TO JUNE 30, 2013

	Common Stock		Additional Paid in	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Equity
Balance, February 21, 2013(Inception)	-	$-	$-	$-	$-
Sale of common stock	549,900	549.90	26,945.10	-	27,495
Share-based compensation	6,950,100	6,950.10	62,551	-	69,501
Net loss	-	-	-	-	(48,050)
Balance, June 30, 2013	7,500,000	7,500	89,496	-	48,946

F-4

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 21, 2013(INCEPTION) TO JUNE 30, 2013

Period from February 21, 2013(Inception) to June 30, 2013
Cash flows from operating activities:
Net income (loss)	$(48,050)
Net increase in Capital Stock	69,501
Proceeds from Sale of Common Stock:	27,495
Net Increase in Current Liabilities	10,700
Net Increase in Cash	59,646
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$59,646

F-5

ARKADIA INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Arkadia International, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on February 21, 2013 the primary operations of the business will be the acquisition of in demand equipment, cars, goods with the intent to resale these in US territory or export to overseas countries.

The Company provides this service for individuals, retail customers as well as companies The Company is a development-stage enterprise company and its planned principal activities are to provide export cars and parts out of US territory.

As a development-stage, the Company had limited operating revenues through June 30, 2013. Recorded revenues were generated from customers’ payments and commissions earned through contracted services.

The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared to comply with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates.

F-6

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a June 30 fiscal year end.

Revenue recognition

The Company considered recognizes its revenue on the accrual basis, which considers revenue to be earned when the services have been performed. Revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. We considered gross revenue as a principal. Our revenue includes the amounts related to the sale of cars and commissions earned.

In accordance with ASC 605-45, the following indicators may support recording revenue on a gross basis:

The company is the primary responsible in the arrangement.

When we sell cars to our customers, there are contracts between our customers and us. Here are no other a separate contracts between our customers and shipping company, or between our customers and third-party service providers. Our customer is not a party to our contract with the third-party service provider or our contract with shipping company. Even though the shipping company is responsible for delivery containers for our customers in real we also act as a guarantor and responsible for delivery.

Our costumers are not involved in the communication between us and shipping company or third-party service providers. As discussed in greater detail in our prior response, we could be held contractually obligated to perform the services.

The company has general inventory risk—before customer order is placed or upon customer return.

We do not place an order for shipping company or third-party services until after our customer places an order with us and, generally, we do not accept returns of these arrangements. As a result, we have no inventory risk. This factor indicated that we should report revenue on a gross basis.

The company has the freedom to determine the selling price.

We have discretion in establishing the sales price in these arrangements, which indicated that we should report revenue on a gross basis.

The risk of non-payment.

When a customer places an order that include involving third-party services provider we collect payments upfront for cover our expenses. This is an indicator that revenue for the sale of other services should be reported on a gross basis.

Participation in the selection and determining the proper vehicle for the costumers needs.

All the time we are not only take orders but also assistance in selecting cars, advise and find the best option for our costumers. This involvement suggested that we should report revenue on a gross basis.

Physical loss after customer order or during shipping.

We concluded that this indicator was not applicable to the third-party services.

Credit risk.

We don’t have the credit risk because we collect payments before shipping which indicated that we should report revenue on a gross basis.

Given the above we considerate recording revenue at gross. That means that we record all of the revenue from a sale transaction on our Statement of Operations.

Cash equivalents

The Company considers all highly liquid instruments and tries to work on a prepaid purchased with maturity of three months or less from the time of purchase to be cash equivalents. The Company's bank accounts are deposited in insured institutions.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle.

F-7

NOTE 3 – Common stock issued for services

The Company reflects certain non-cash charges associated with common stock issued and rendered for services to the Company’s founders $69,501.

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 5 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a Wells Fargo financial institution. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. The Company’s cash balances at June 30, 2013 were within FDIC insured limits.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 7 – STOCKHOLDERS’ EQUITY

From the Company’s inception on February 21, 2013 through June 30, 2013, the Company has issued 7,500,000 shares of common stock, inclusive of 6,950,100 shares issued to the Company founders .The financial statements include a non-cash compensation charge of $69,501 representing the difference between the market price of the shares and the price paid by the founders.

F-8

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AT MARCH 31, 2014 AND JUNE 30, 2013

	March 31,	June 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$14,766	$59,646
Total assets	$14,766	$59,646
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Net Increase in Current Liabilities
Due to related party	$-	$10,700
Total liabilities	$-	$10,700
Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 7,500,000 shares issued and outstanding	$96,996	$96,996
Additional paid-in capital	$-	$-
Deficit accumulated during the development stage	$(11,195)	$-
Net loss from operations before Income tax	$(71,035)	$(48,050)
Total liabilities and stockholders' equity	$14,766	$59,646

The accompanying notes are an integral part of these unaudited financial statements.

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED MARCH 31, 2014 AND FOR THE PERIOD FROM FEBRUARY 21, 2013 (INCEPTION) to MARCH 31, 2014

	For the Nine Months Ended March 31, 2014	Period from February 21, 2013 (Inception) to March 31, 2014
Revenue	$317,719	$528,659
Less Cost of Goods Sold
Autos & Parts	$225,443	$348,191
Hockey Equipment	$43,654	$43,654
Title and Registration	$550	$550
Shipping	$46,608	$103,646
Sales Commissions	$2,500	$2,500
Total Cost of Goods	$318,755	$498,541
Gross Profit (loss)	$(1,036)	$30,118
Less Operating expenses:
Contract Service	$0	$69,501
General and administrative	$215	$615
Insurance	$0	$4,970
Professional fees	$32,536	$36,536
Service and Bank fees	$394	$727
Total operating expenses	$33,144	$112,348
Net profit (loss) from operations before income taxes	$(34,180)	$(82,230)
Net profit (Loss)	$(34,180)	$(82,230)
Basic and diluted loss per share	$(0.00)	$(0.00)
Shares outstanding	7,500,000	7,500,00

The accompanying notes are an integral part of these unaudited financial statements.

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FROM FEBRUARY 21, 2013 (INCEPTION) TO MARCH 31, 2014

	Common Stock, $0.001 Par Value		Additional Paid - in	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity
Balance, February 21, 2013 (Inception)	-	$-	$-	$-	$-
Sale of common stock	549,900	$550	$26,945	$-	$27,495
Share - based compensation	6,950,100	$6,950	$62,551	$-	$69,501
Net income (loss)	-	$-	$-	$-	$(48,050)
Balance, June 30, 2013	7,500,000	$7,500	$89,496	$(48,050)	$48,946
Net income (loss)	-	$-	$-	$18,655	$18,655
Balance, September 30, 2013	7,500,000	$7,500	$89,496	$(29,395)	$67,601
Net income (loss)	-	$-	$-	$18,200	$18,200
Balance, December 31, 2013	7,500,000	$7,500	$89,496	$(11,195)	$85,801
Net income (loss)	-	$-	$-	$(71,035)	$(71,035)
Balance, March 31, 2014	7,500,000	$7,500	$89,496	$(82,230)	$14,766

The accompanying notes are an integral part of these unaudited financial statements.

ARKADIA INTERNATIONAL (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW

FOR THE NINE MONTHS ENDED MARCH 31, 2014 AND FOR THE PERIOD FROM FEBRUARY 21, 2013 (INCEPTION) to MARCH 31, 2014

	Nine Months Ended	February 21, 2013
	March 31,	to March 31,
	2014	2014
Cash flows from operating activities:
Net income (loss)	$(34,180)	$(82,230)
Payment of loan	$(10,700)	$-
Net increase in Capital Stock:
Proceeds from Sale of Common Stock:	$-	$96,996
Net increase in Current Liabilities:
Net increase in cash	$(44,880)	$14,766
Cash and cash equivalents, beginning of period	$59,646	$-
Cash and cash equivalents, end of period	$14,766	$14,766

The accompanying notes are an integral part of these unaudited financial statements.

ARKADIA INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Arkadia International, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on February 21, 2013 the primary operations of the business will be the acquisition of in demand equipment, cars, goods with the intent to resale these in US territory or export to overseas countries.

The Company provides this service for individuals, retail customers as well as companies The Company is a development-stage enterprise company and its planned principal activities are to provide export cars and parts out of US territory.

As a development-stage, the Company had limited operating revenues through March 31, 2014. Recorded revenues were generated from customers’ payments and commissions earned through contracted services.

The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared to comply with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a June 30 fiscal year end.

Revenue recognition

The Company considered recognizes its revenue on the accrual basis, which considers revenue to be earned when the services have been performed. Revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. We considered gross revenue as a principal. Our revenue includes the amounts related to the sale of cars and commissions earned.

In accordance with ASC 605-45, the following indicators may support recording revenue on a gross basis:

The company is the primary responsible in the arrangement.

When we sell cars to our customers, there are contracts between our customers and us. Here are no other a separate contracts between our customers and shipping company, or between our customers and third-party service providers. Our customer is not a party to our contract with the third-party service provider or our contract with shipping company. Even though the shipping company is responsible for delivery containers for our customers in real we also act as a guarantor and responsible for delivery.

Our costumers are not involved in the communication between us and shipping company or third-party service providers. As discussed in greater detail in our prior response, we could be held contractually obligated to perform the services.

The company has general inventory risk—before customer order is placed or upon customer return.

We do not place an order for shipping company or third-party services until after our customer places an order with us and, generally, we do not accept returns of these arrangements. As a result, we have no inventory risk. This factor indicated that we should report revenue on a gross basis.

The company has the freedom to determine the selling price.

We have discretion in establishing the sales price in these arrangements, which indicated that we should report revenue on a gross basis.

The risk of non payment.

When a customer places an order that include involving third-party services provider we collect payments upfront for cover our expenses. This is an indicator that revenue for the sale of other services should be reported on a gross basis.

Participation in the selection and determining the proper vehicle for the costumers needs.

All the time we are not only take orders but also assistance in selecting cars, advise and find the best option for our costumers. This involvement suggested that we should report revenue on a gross basis.

Physical loss after customer order or during shipping.

We concluded that this indicator was not applicable to the third-party services.

Credit risk.

We don’t have the credit risk because we collect payments before shipping which indicated that we should report revenue on a gross basis.

Given the above we considerate recording revenue at gross. That means that we record all of the revenue from a sale transaction on our Statement of Operations.

Cash equivalents

The Company considers all highly liquid instruments and tries to work on a prepaid purchased with maturity of three months or less from the time of purchase to be cash equivalents. The Company's bank accounts are deposited in insured institutions.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle.

NOTE 3 – Common stock issued for services

The Company reflects certain non-cash charges associated with common stock issued and rendered for services to the Company’s founders $69,501.

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 5 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a Citibank financial institution. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. The Company’s cash balances at March 31, 2014 were within FDIC insured limits.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 7 – STOCKHOLDERS’ EQUITY

From the Company’s inception on February 21, 2013 through March 31, 2014, the Company has issued 7,500,000 shares of common stock, inclusive of 6,950,100 shares issued to the Company founders .The financial statements include a non-cash compensation charge of $69,501 representing the difference between the market price of the shares and the price paid by the founders.

PROSPECTUS

June 4, 2014

Selling shareholders are offering up to 549,900 shares of common stock. The selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until September 2, 2014 (90 days from the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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